Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements have been prepared to illustrate the effect of the Merger and the Financing Transactions. The unaudited pro forma condensed combined financial statements have been prepared for informational purposes only and are not necessarily indicative of what the combined company’s condensed consolidated financial position or results of operations actually would have been had the Merger and the Financing Transactions been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the combined company.

The unaudited pro forma condensed combined balance sheet gives effect to the Merger and the Financing Transactions as if those events had occurred on January 1, 2016 while the unaudited pro forma condensed combined statements of income for the year ended July 3, 2015, the six months ended January 1, 2016 and for the six months ended January 2, 2015 each give effect to the Merger and the Financing Transactions as if those events had occurred on June 28, 2014, the first day of Western Digital’s fiscal year ended July 3, 2015. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to events that are (i) directly attributable to the Merger and the Financing Transactions, (ii) factually supportable, and (iii) with respect to the statements of income, expected to have a continuing impact on the combined company. The unaudited pro forma condensed combined statements of income do not reflect any non-recurring charges directly related to the Merger and the Financing Transactions that the combined company may incur upon completion of the Merger and the Financing Transactions. Further, because the tax rate used for these unaudited pro forma condensed combined financial statements is an estimated statutory tax rate, it will likely vary from the actual effective rate in periods subsequent to the completion of the Merger and the Financing Transactions.

The Merger will be treated as a business combination for accounting purposes, and Western Digital is the deemed accounting acquirer and SanDisk is the deemed accounting acquiree based on a number of factors considered at the time of the preparation of this filing. The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting in accordance with ASC 805, “Business Combinations.” The fair value of SanDisk’s identifiable tangible and intangible assets acquired and liabilities assumed are based on preliminary estimates of fair value. In addition, the per share Merger Consideration to be delivered to SanDisk stockholders in connection with the Merger is dependent upon the Closing Cash Shortfall (if any), and the value of the portion of the per share Merger Consideration to be paid in shares of Western Digital common stock will be determined based on the trading price of Western Digital common stock at the time of completion of the Merger. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial data. Following completion of the Merger, final valuations will be performed and management anticipates that the values assigned to the assets acquired and liabilities assumed will be finalized during the one-year measurement period following the date of completion of the Merger. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position.

The unaudited pro forma condensed combined financial statements have been presented on the assumption that there is no Closing Cash Shortfall on the closing date of the Merger. See Note 6 for sensitivity analyses to show the effect of changes in management’s assumption with respect to the Closing Cash Shortfall.

As of the date of this filing, Western Digital performed a preliminary review of SanDisk’s accounting policies, based primarily on publicly available information, to determine whether any adjustments were necessary to ensure comparability in the unaudited pro forma condensed combined financial statements. At this time, Western Digital is not aware of any differences that would have a material effect on the unaudited pro forma condensed combined financial statements; therefore, the unaudited pro forma condensed combined financial statements do not reflect any adjustments for potential differences in accounting policies. Upon completion of the Merger, or as more information becomes available, Western Digital will perform a more detailed review of SanDisk’s accounting policies. As a result of that review, differences may be identified between the accounting policies of the two companies that, when conformed, could have a material effect on the unaudited pro forma condensed combined financial statements. In addition, certain reclassifications have been made to SanDisk’s historical financial statements to conform to the presentation used in Western Digital’s historical financial statements. Such reclassifications had no effect on SanDisk’s previously reported financial position or results of operations.

The unaudited pro forma condensed combined financial statements do not include any adjustments for the anticipated benefits from cost savings or synergies of Western Digital and SanDisk operating as a combined company or for liabilities resulting from integration planning, as management of Western Digital and SanDisk are in the process of making these assessments, and estimates of these costs are not currently known. However, liabilities ultimately may be recorded for severance, relocation or additional retention costs in subsequent periods related to employees of both companies, as well as the costs of vacating certain leased facilities of either company or other costs associated with integrating the companies. The ultimate recognition of such costs and liabilities would affect amounts in the unaudited pro forma condensed combined financial statements, and such costs and liabilities could be material.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the:

•	accompanying notes to the unaudited pro forma condensed combined financial statements;

•	audited historical consolidated financial statements of Western Digital as of and for the fiscal year ended July 3, 2015, included in Western Digital’s Annual Report on Form 10-K for the fiscal year ended July 3, 2015;

•	unaudited historical condensed consolidated financial statements of Western Digital as of and for the six months ended January 1, 2016 and January 2, 2015, included in Western Digital’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 1, 2016;

•	audited historical consolidated financial statements of SanDisk as of and for the fiscal years ended January 3, 2016 and December 28, 2014, included in SanDisk’s Annual Report on Form 10-K for the fiscal year ended January 3, 2016; and

•	unaudited historical condensed consolidated financial statements of SanDisk as of and for the six months ended June 28, 2015 and June 29, 2014, included in SanDisk’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 2015.

Western Digital and SanDisk have different fiscal year ends which end on the Friday nearest to June 30 and the Sunday closest to December 31, respectively. As a consequence of Western Digital and SanDisk having different fiscal year ends, SanDisk’s historical results have been aligned to more closely conform to the fiscal periods of Western Digital as follows:

•	The unaudited pro forma condensed combined balance sheet as of January 1, 2016 combines Western Digital’s unaudited condensed consolidated balance sheet as of January 1, 2016 with SanDisk’s audited historical consolidated balance sheet as of January 3, 2016.

•	The unaudited pro forma condensed combined statements of income for the fiscal year ended July 3, 2015 combines Western Digital’s historical consolidated statement of income for the fiscal year ended July 3, 2015 with SanDisk’s historical unaudited condensed consolidated statement of operations for the four fiscal quarters ended June 28, 2015.

•	The unaudited pro forma condensed combined statements of income for the six months ended January 1, 2016 combines Western Digital’s historical unaudited condensed consolidated statement of income for the six months ended January 1, 2016 with SanDisk’s historical unaudited condensed consolidated statement of operations for the two fiscal quarters ended January 3, 2016.

•	The unaudited pro forma condensed combined statements of income for the six months ended January 2, 2015 combines Western Digital’s historical unaudited condensed consolidated statement of income for the six months ended January 2, 2015 with SanDisk’s historical unaudited condensed consolidated statement of operations for the two fiscal quarters ended December 28, 2014.

Western Digital’s historical financial information for the fiscal year ended July 3, 2015 and as of and for the six month periods ended January 1, 2016 and January 2, 2015 is derived from Western Digital’s Annual Report on Form 10-K and Quarterly Report on 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”) on August 21, 2015 and February 10, 2016, respectively. The historical financial information for SanDisk as of January 3, 2016 is derived from SanDisk’s Annual Report on 10-K filed with the SEC on February 12, 2016. The historical financial information for SanDisk for the four fiscal quarters ended June 28, 2015 is derived by adding the historical financial information for SanDisk for the year ended December 28, 2014 included in SanDisk’s Annual Report on Form 10-K filed with the SEC on February 12, 2016 and the historical financial information for SanDisk for the six month period ended June 28, 2015, and subtracting the historical financial information for SanDisk for the six month period ended June 29, 2014, each as included in SanDisk’s Quarterly Report on Form 10-Q filed with the SEC on July 31, 2015. The historical financial information for SanDisk for the two fiscal quarters ended January 3, 2016 is derived by subtracting the historical financial information for SanDisk for the six month period ended June 28, 2015, as included in SanDisk’s Quarterly Report on Form 10-Q filed with the SEC on July 31, 2015 from the historical financial information for SanDisk for the year ended January 1, 2016 included in SanDisk’s Annual Report on Form 10-K filed with the SEC on February 12, 2016. The historical financial information for SanDisk for the two fiscal quarters ended December 28, 2014 is derived by subtracting the historical financial information for SanDisk for the six month period ended June 29, 2014, as included in SanDisk’s Quarterly Report on Form 10-Q filed with the SEC on July 31, 2015 from the historical financial information for SanDisk for the year ended December 28, 2014 included in SanDisk’s Annual Report on Form 10-K filed with the SEC on February 12, 2016.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF JANUARY 1, 2016

(In millions)

	Western Digital Historical January 1, 2016	SanDisk Historical January 3, 2016	Reclassification Adjustments	Pro Forma Adjustments	Note	Pro Forma Combined Company
			Note 1
Cash and cash equivalents	$5,363	$1,479	$—	$(3,023)	4(a)	$3,819
Short-term investments	497	2,527	—	(2,521)	4(b)	503
Accounts receivable, net	1,650	618	—	—		2,268
Inventories	1,238	809	—	191	4(c)	2,238
Other current assets	200	227	—	37	4(d),(e)	464

Total current assets	8,948	5,660	—	(5,316)		9,292
Long-term marketable securities	—	117	(117)	—		—
Property, plant & equipment, net	2,801	817	—	359	4(c)	3,977
Notes receivable and investments in Flash Ventures	—	1,010	—	—		1,010
Deferred taxes	—	325	(325)	—		—
Goodwill	2,766	831	—	6,006	4(c)	9,603
Other intangible assets, net	292	297	—	6,463	4(c)	7,052
Other non-current assets	659	174	442	(160)	4(d),(e),(f)	1,115

Total assets	$15,466	$9,231	$—	$7,352		$32,049

Accounts payable	$1,806	$323	$—	$—		$2,129
Accounts payable to related parties	—	178	—	—		178
Accrued arbitration award	32	—	—	—		32
Convertible short-term debt	—	913	—	(913)	4(h)	—
Other current accrued liabilities	—	353	(353)	—		—
Deferred income on shipments to distributors and retailers and deferred revenue	—	236	(236)	—		—
Accrued expenses	505	—	431	(102)	4(d),(e),(g)	834
Accrued compensation	315	—	139	—		454
Accrued warranty	144	—	19	—		163
Revolving credit facility	255	—	—	45	4(h)	300
Current portion of long-term debt	188	—	—	(140)	4(h)	48

Total current liabilities	3,245	2,003	—	(1,110)		4,138
Long-term debt	2,062	—	—	11,819	4(h)	13,881
Convertible long-term debt	—	1,238	—	(1,238)	4(h)	—
Other liabilities	602	171	—	1,146	4(f)	1,919

Total liabilities	5,909	3,412	—	10,617		19,938
Convertible short-term debt conversion obligation	—	80	—	(80)	4(h)	—
Total shareholders’ equity	9,557	5,739	—	(3,185)	4(i)	12,111

Total liabilities, convertible short-term debt conversation obligation and equity	$15,466	$9,231	$—	$7,352		$32,049

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME FOR THE

FISCAL YEAR ENDED JULY 3, 2015

(In millions)

	Western Digital Historical Fiscal Year Ended July 3, 2015	SanDisk Historical Four Quarters Ended June 28, 2015	Reclassification Adjustments	Pro Forma Adjustments	Note	Pro Forma Combined Company
			Note 1
Revenue, net	$14,572	$6,051	$—	$(10)	5(a)	$20,613
Cost of revenue	10,351	3,350	115	261	5(a),(b),(c)	14,077
Amortization of acquisition-related intangible assets	—	115	(115)	—		—

Gross profit	4,221	2,586	—	(271)		6,536
Operating expenses
Research and development	1,646	891	—	30	5(b),(c)	2,567
Selling, general and administrative *	773	624	51	88	5(b),(c)	1,536
Charges related to arbitration award	15	—	—	—		15
Amortization of acquisition-related intangible assets	—	51	(51)	—		—
Impairment of acquisition-related intangible assets	—	61	—	—		61
Restructuring and other	—	83	(83)	—		—
Employee terminations, asset impairment and other charges	176	—	83	—		259

Total operating expenses	2,610	1,710	—	118		4,438

Operating income	1,611	876	—	(389)		2,098
Interest and other income	15	42	5	(40)	5(f)	22
Gain (loss) on investments	—	4	(4)	—		—
Interest and other expense	(49)	(122)	(1)	(789)	5(e)	(961)

Total other expense, net	(34)	(76)	—	(829)		(939)

Income before income taxes	1,577	800	—	(1,218)		1,159
Income tax provision	112	217	—	(149)	5(g)	180

Net income	$1,465	$583	$—	$(1,069)		$979

*	Line items related to “Sales and marketing” and “General and administrative” for SanDisk have been combined into the “Selling, general and administrative” line for presentation conformity.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME FOR THE

SIX MONTHS ENDED JANUARY 1, 2016

(In millions)

	Western Digital Historical Six Months Ended January 1, 2016	SanDisk Historical Six Months Ended January 3, 2016	Reclassification Adjustments	Pro Forma Adjustments	Note	Pro Forma Combined Company
			Note 1
Revenue, net	$6,677	$2,995	$—	$—		$9,672
Cost of revenue	4,816	1,710	58	130	5(b),(c)	6,714
Amortization of acquisition-related intangible assets	—	58	(58)	—		—

Gross profit	1,861	1,227	—	(130)		2,958
Operating expenses
Research and development	774	442	—	5	5(b),(c)	1,221
Selling, general and administrative *	399	273	55	(22)	5(b),(c),(d)	705
Charges related to arbitration award	32	—	—	—		32
Amortization of acquisition-related intangible assets	—	26	(26)	—		—
Restructuring and other	—	3	(3)	—		—
Employee terminations, asset impairment and other charges	83	—	3	—		86
Western Digital acquisition-related expenses	—	29	(29)	—		—

Total operating expenses	1,288	773	—	(17)		2,044

Operating income	573	454	—	(113)		914
Interest and other income	11	16	1	(15)	5(f)	13
Gain (loss) on investments	—	1	(1)	—		—
Interest and other expense	(26)	(68)	—	(386)	5(e)	(480)

Total other expense, net	(15)	(51)	—	(401)		(467)

Income before income taxes	558	403	—	(514)		447
Income tax provision	24	136	—	(80)	5(g)	80

Net income	$534	$267	$—	$(434)		$367

*	Line items related to “Sales and marketing” and “General and administrative” for SanDisk have been combined into the “Selling, general and administrative” line for presentation conformity.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME FOR THE

SIX MONTHS ENDED JANUARY 2, 2015

(In millions)

	Western Digital Historical Six Months Ended January 2, 2015	SanDisk Historical Six Months Ended December 28, 2014	Reclassification Adjustments	Pro Forma Adjustments	Note	Pro Forma Combined Company
			Note 1
Revenue, net	$7,831	$3,482	$—	$(7)	5(a)	$11,306
Cost of revenue	5,572	1,863	62	129	5(a),(b),(c)	7,626
Amortization of acquisition-related intangible assets	—	62	(62)	—		—

Gross profit	2,259	1,557	—	(136)		3,680
Operating expenses
Research and development	863	449	—	19	5(b),(c)	1,331
Selling, general and administrative *	384	335	23	50	5(b),(c)	792
Charges related to arbitration award	15	—	—	—		15
Amortization of acquisition-related intangible assets	—	23	(23)	—		—
Impairment of acquisition-related intangible assets	—	—	—	—		—
Restructuring and other	—	33	(33)	—		—
Employee terminations, asset impairment and other charges	62	—	33	—		95

Total operating expenses	1,324	840	—	69		2,233

Operating income	935	717	—	(205)		1,447
Interest and other income	8	23	3	(22)	5(f)	12
Gain (loss) on investments	—	3	(3)	—		—
Interest and other expense	(25)	(66)	—	(398)	5(e)	(489)

Total other expense, net	(17)	(40)	—	(420)		(477)

Income before income taxes	918	677	—	(625)		970
Income tax provision	57	212	—	(85)	5(g)	184

Net income	$861	$465	$—	$(540)		$786

*	Line items related to “Sales and marketing” and “General and administrative” for SanDisk have been combined into the “Selling, general and administrative” line for presentation conformity.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

The unaudited pro forma condensed combined financial statements are prepared in accordance with Article 11 of SEC Regulation S-X. The historical financial information has been adjusted to give effect to the transactions that are (i) directly attributable to the Merger and the Financing Transactions, (ii) factually supportable and (iii) with respect to the unaudited pro forma condensed combined statements of income, expected to have a continuing impact on the operating results of the combined company. The historical financial information of Western Digital and SanDisk is presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

The acquisition accounting adjustments relating to the Merger and the Financing Transactions are preliminary and subject to change, as additional information becomes available and as additional analyses are performed. There can be no assurances that the final valuations will not result in material changes to this preliminary purchase price allocation. The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of any anticipated benefits from cost savings or synergies that may result from the Merger or to any integration costs. The unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of the combined company following the Merger and the Financing Transactions.

Certain reclassifications have been made to SanDisk’s historical financial statements to conform to the presentation used in Western Digital’s historical consolidated financial statements. Such reclassifications had no effect on SanDisk’s previously reported financial position or results of operations. The unaudited pro forma condensed combined financial statements may not reflect all reclassifications necessary to conform SanDisk’s presentation to that of Western Digital due to limitations on the availability of information as of the date of this filing. Accounting policy differences and additional reclassification adjustments may be identified as more information becomes available.

2. Calculation of Preliminary Estimated Purchase Price

The estimated purchase price to be transferred that is reflected in these unaudited pro forma condensed combined financial statements does not purport to represent what the actual consideration transferred will be when the Merger is completed. The calculation of the estimated purchase price presented below is based on management’s assumptions that (i) the Merger is expected to close in the second calendar quarter of 2016, and (ii) the amount of cash that SanDisk has available for use in the U.S. without payment of withholding or U.S. income taxes on the closing date of the Merger will not fall short of a target cash amount of $4.049 billion, if the closing of the Merger occurs before June 30, 2016.

Pursuant to the Merger Agreement, based on management’s assumptions and estimates, Western Digital will pay $67.50 per share in cash and issue 0.2387 shares of its common stock per share of SanDisk common stock (“Exchange Ratio”).

The fair value of the estimated purchase price expected to be transferred on the closing date of the Merger includes the value of the estimated cash consideration and the estimated fair value of the equity transferred as per the Merger Agreement. For the purposes of calculating the estimated purchase price in these unaudited pro forma condensed combined financial statements, the effective date of the Merger and the Financing Transactions is assumed to be February 1, 2016. The consideration transferred will ultimately be based on the share price of Western Digital common stock on the effective date of the Merger, and could be materially different than the share price used in these unaudited pro forma condensed combined financial statements. The calculation of estimated purchase price is as follows:

(In millions, except per share amounts)	As of February 1, 2016
Estimated number of Western Digital common shares to be delivered to SanDisk shareholders
Total number of SanDisk common shares	201
Share exchange ratio	0.2387

Estimated number of Western Digital common shares to be delivered	48
Preliminary estimated purchase price
Cash payment for SanDisk common shares at $67.50 per share	$13,568
Net cash payment for SanDisk vested stock options outstanding	67
Estimated number of Western Digital common shares to be delivered	48
Multiplied by market price of each Western Digital common share on February 1, 2016	$49.19

Total value of Western Digital common shares to be delivered	$2,360
Value of Western Digital replacement stock options and restricted stock units (1)	189

Total preliminary estimated purchase price	$16,184

(1)	Represents the fair value of replacement awards attributable to pre-combination service to be recorded as part of the consideration transferred in the Merger, while the fair value of replacement awards attributable to post-combination service is recorded separately from the business combination and recognized as compensation expense over the remaining post-combination service period. Under the Merger Agreement, Western Digital will assume all unvested and outstanding SanDisk stock options, all unvested restricted stock units and all vested and outstanding stock options with a per share exercise price that is greater than or equal to the value of the per share Merger Consideration at closing held by employees immediately prior to the closing of the Merger. The estimated incremental impact of post-combination compensation cost has been recorded as an adjustment to the unaudited pro forma condensed combined statements of income for the year ended July 3, 2015 and for the six months ended January 1, 2016 and January 2, 2015.

For purposes of these unaudited pro forma condensed combined financial statements, the fair values of Western Digital equivalent restricted stock units and stock options were estimated, pursuant to the exchange ratio set forth in the Merger Agreement, using the market closing price of Western Digital common stock on February 1, 2016 and the Binomial valuation model utilizing various assumptions, respectively. The underlying assumptions are based on best estimates at this time, and therefore are subject to change with market conditions and other circumstances, and these changes may have a material impact on the fair values used to calculate the total purchase price and the incremental impact of post-combination compensation cost. Further, the estimated purchase price and the allocation of the estimated purchase price will be dependent on the number of SanDisk stock options and restricted stock units outstanding upon the completion of the Merger.

Any changes in management’s assumptions and the then-current market price of Western Digital common shares upon completion of the Merger will likely result in differences versus the per share Merger Consideration and closing price of Western Digital common shares on February 1, 2016, respectively, that are assumed in these unaudited pro forma condensed combined financial statements, and those differences may be material. Refer to Note 6 for sensitivity analyses to show the effect of changes in management assumptions and estimates related to the preliminary estimated purchase price.

3. Preliminary Estimated Purchase Price Allocation

Under the acquisition method of accounting, the total purchase price is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values as of the date of the Merger. The pro forma purchase price allocation below is based on preliminary estimates of fair value as of February 1, 2016, using the historical balance sheet of SanDisk as of January 3, 2016. As of the date of this filing, Western Digital has not completed the detailed valuation studies necessary to arrive at the required estimates of the fair value of SanDisk’s assets to be acquired and the liabilities to be assumed and the related allocations of purchase price. Therefore, the allocation of the purchase price to acquired intangible assets is based on preliminary fair value estimates and is subject to final management analysis, with the assistance of third party valuation advisors, following the completion of the Merger. The estimated intangible asset values and their useful lives could be affected by a variety of factors that may become known to Western Digital only upon access to additional information and/or changes in these factors that may occur prior to the Effective Time. The preliminary estimated intangible assets consist of customer relationships, developed technology, trade name and in-process research and development (“IPR&D”). The related estimated useful lives range between five years to indefinite and are detailed in Note 5(c). The estimated fair values of the intangibles were based primarily on current estimates of SanDisk’s expected future cash flows and may change as estimates and assumptions are refined. Additional intangible asset classes may be identified as the valuation process continues.

The following table sets forth a preliminary allocation of the estimated purchase price to SanDisk’s identifiable tangible and intangible assets acquired and liabilities assumed by Western Digital, with the excess recorded as goodwill:

(in millions)
Cash and cash equivalents	$1,479
Short-term marketable securities	2,527
Accounts receivables, net	618
Inventories, net	1,000
Other current assets	227
Long term marketable securities	117
Property, plant and equipment	1,176
Notes receivable and investments in Flash Ventures	1,010
Other non-current assets, net	130
Identifiable intangible assets	6,760

Total assets	$15,044

Accounts payable, accrued liabilities and other current liabilities	$927
Deferred income on shipments to distributors and retailers and deferred revenue	68
Deferred tax liabilities	1,146
Other long-term liabilities	171
Convertible Notes and related derivatives	3,385

Total liabilities	$5,697

Net assets acquired (a)	9,347
Total preliminary estimated purchase price (b)	16,184

Estimated goodwill (b)—(a)	$6,837

Tangible Assets Acquired and Liabilities Assumed

Western Digital has estimated the fair value of tangible assets acquired and liabilities assumed.

Property, plant and equipment, net (“PP&E”), is required to be measured at fair value. Western Digital does not have sufficient information at this time as to the specific nature, age, condition or location of the land, buildings and improvements, machinery and equipment, and assets not yet placed in service, as applicable. All of these factors could result in differences between fair value and net book value. Accordingly, Western Digital used publicly available benchmarking information as well as a variety of other market participant assumptions to develop the preliminary fair values for machinery and equipment. Sufficient information is not yet available to develop preliminary fair values for land, buildings and improvements, and, accordingly, land, buildings and improvements have been reflected at SanDisk’s book value, which Western Digital believes to be a reasonable approximation of fair value. These estimates are preliminary and subject to change and could vary materially from the actual adjustment at the Effective Time.

The assumed liability for the Convertible Notes and related derivatives reflects the estimated conversion value of the Convertible Notes and the estimated fair value of the related bond hedges and warrants. These estimates are preliminary and subject to change and could vary materially from the actual adjustment at the Effective Time (as defined herein).

Inventory and deferred revenue have been adjusted to their estimated fair value as discussed further in Note 4 below. The fair value of all other tangible assets acquired and liabilities assumed has been reflected at SanDisk’s book value as of January 3, 2016, which Western Digital believes to be a reasonable approximation of fair value.

Identifiable Intangible Assets

Preliminary identifiable intangible assets in the pro forma financial information consist of anticipated intangibles derived from customer relationships, developed technology, trade name and IPR&D. The developed technology and customer relationships are finite-lived intangible assets and the amortization related to these amortizable identifiable intangible assets is reflected as a pro forma adjustment in the unaudited pro forma condensed combined statements of income, as further described in Note 5(c). The IPR&D and the trade name are indefinite-lived intangible assets. The estimated fair values of the identifiable intangible assets and related amortization are preliminary and are based on management’s estimates after consideration of similar transactions. As discussed above, the amount that will ultimately be allocated to identifiable intangible assets, and the related amount of amortization, may differ materially from this preliminary allocation. Therefore, the amount of amortization following the Merger may differ significantly between periods based upon the final value assigned and amortization period used for each identifiable intangible asset.

Identifiable intangible assets recognized in the Merger are not expected to be deductible for tax purposes. Adjustments were made to record deferred taxes related to taxable temporary differences arising from a difference between the tax basis and the recognized value of identifiable intangible assets assumed in the Merger. These adjustments are based on estimates of the fair value of SanDisk’s assets to be acquired, the liabilities to be assumed and the related allocations of purchase price. These estimates are subject to further review by Western Digital’s management, which may result in material adjustments to deferred taxes with an offsetting adjustment to goodwill.

Goodwill represents the excess of the preliminary estimated purchase price over the fair value of the underlying net assets acquired. Goodwill is not amortized but instead is reviewed for impairment at least annually, absent any indicators of impairment. Goodwill is attributable to planned growth in new markets, and synergies expected to be achieved from the combined operations of Western Digital and SanDisk. Goodwill recognized in the Merger is not expected to be deductible for tax purposes.

4. Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

Pro Forma Adjustments

(a)	Represents the impact from estimated cash portion of the estimated purchase price, Western Digital transaction costs and debt issuance costs, and certain historical SanDisk and Western Digital debt anticipated to be paid concurrent with the closing of the Merger.

(In millions)
Cash proceeds of new debt	$17,229
Cash consideration paid for SanDisk common shares and vested in-the-money stock options outstanding	(13,635)
Cash consideration paid upon conversion of Convertible Notes and settlement of related derivatives (See Note 4(h))	(3,274)
Repayment of Western Digital debt	(2,505)
Repayment of Bridge Facility	(3,000)
Payment of accrued interest	(7)
Western Digital transaction costs	(62)
Debt financing fees	(290)
Cash proceeds from sale of marketable securities	2,521

Net cash outflow	$(3,023)

(b)	Reflects the sale of SanDisk’s short-term marketable securities, which can be sold and proceeds held available for use in the U.S. or that can be repatriated to the U.S. without payment of withholding tax or U.S. income taxes, to fund a portion of the estimated purchase price.

(In millions)
Short-term marketable securities	$2,521

(c)	Reflects the application of the acquisition method of accounting based on the estimated fair value of the tangible assets of SanDisk and the fair value of intangible assets acquired as discussed in Note 3 above.

(In millions)
Inventories—Elimination of historical	$(809)
Inventories—Fair value	1,000

$191

Property, plant and equipment—Elimination of historical	$(817)
Property, plant and equipment—Fair value	1,176

$359

Goodwill—Elimination of historical	$(831)
Goodwill—Fair value	6,837

$6,006

Intangible assets—Elimination of historical	$(297)
Intangible assets—Fair value	6,760

$6,463

(d)	Reflects the recognition of capitalized debt issuance costs associated with anticipated borrowings to fund the Merger (including the Credit Facilities and the Notes), as well as the assumption by Western Digital of a liability for SanDisk’s transaction costs and retention bonuses.

(In millions)
Western Digital debt issuance costs—other current assets	$41
Western Digital debt issuance costs—other non-current assets	216
SanDisk transaction costs and retention bonuses—accrued expenses	72

(e)	Reflects the elimination of accrued interest expense on SanDisk’s historical balance sheet as a result of repayment of existing SanDisk debt. Additionally, this adjustment reflects elimination of debt issuance costs on Western Digital’s historical balance sheet as a result of repayment of the existing Western Digital debt (SanDisk presents debt issuance costs within debt on the balance sheet and are captured in Note 4(h)).

(In millions)
Western Digital debt issuance costs—other current assets	$(4)
Western Digital debt issuance costs—other non-current assets	(8)
SanDisk accrued interest expense—accrued expenses	(7)

(f)	Adjustments to record deferred taxes related to taxable and deductible temporary differences that arise from a difference between the tax basis and the recognized value of assets acquired and liabilities assumed in the Merger. These adjustments are based on estimates of the fair value of SanDisk’s assets to be acquired, the liabilities to be assumed, and the related allocations of purchase price. These estimates are subject to further review by Western Digital’s management, which may result in material adjustments to deferred taxes with an offsetting adjustment to goodwill.

Estimated tax effects of pro forma adjustments and related reclassification adjustments
(In millions)
Reduction in deferred tax assets (other non-current assets)	$(368)
Increase in deferred tax liabilities (other liabilities)	1,146

(g)	Adjustment to reflect SanDisk’s deferred income at fair value. The estimation reflects the anticipated remaining fulfillment obligations and a profit component associated with the deferred income liability.

(In millions)
Deferred income adjustment—accrued expenses	$(167)

(h)	Reflects adjustments to current and long-term debt for anticipated borrowings to fund the Merger, net of original estimated issue discounts. In connection with the Merger, Western Digital intends to issue the Notes and enter into the Credit Facilities totaling approximately $18.1 billion and borrow approximately $17.4 billion (excluding original issue discounts) under the Notes and the Credit Facilities to pay part of the purchase price, refinance existing debt of both Western Digital and SanDisk and pay transaction related fees and expenses. In addition, the adjustment represents the repayment of the existing SanDisk and Western Digital debt including any unamortized original issue discount and the elimination of SanDisk’s debt issuance costs (Western Digital’s debt issuance costs are eliminated in Note 4(e)). The adjustments to current and long-term debt are summarized as follows:

(In millions)
Term Loan A Facility	$4,125
Dollar Term Loan B Facility	3,638
Euro Term Loan B Facility (1)	941
Revolving Facility	300
Secured Notes	1,875
Unsecured Notes	3,350
Bridge Facility	3,000

Total anticipated new debt financing	$17,229

Repayments of existing Western Digital debt	$(2,505)
Increase in Convertible Notes and related derivatives to fair value	1,154
Elimination of Convertible Notes (2)	(3,385)
Repayments of Bridge Facility (3)	(3,000)

Total reduction of debt	$(7,736)

Net adjustment (4)	$9,493

Revolving Facility	$300
Current portion of new debt financing	48
Long-term portion of new debt financing	13,881

Net anticipated new debt financing	$14,229

(1)	Western Digital’s anticipated borrowings to fund the Merger include the Euro Term Loan B Facility. The pro forma condensed combined balance sheet as of January 1, 2016 and the tables in this footnote present this anticipated borrowing in U.S. dollars based on the applicable exchange rate as of that date. The pro forma condensed combined income statements present the related interest expense utilizing the average exchange rate in effect for the applicable period.

(2)	Reflects settlement of the Convertible Notes and related derivatives. The settlement consists of a cash payment of $3.274 billion and the delivery of $111 million in Western Digital shares to the holders of the Convertible Notes and the related derivatives.

(3)	Bridge Facility is assumed to be repaid upon the closing of the Merger.

(4)	Net adjustment related to debt is detailed as follows:

	Anticipated new debt financing	Reduction of debt	Net adjustment
	(In millions)
Revolving Facility	$300	$(255)	$45
Bridge Facility	3,000	(3,000)	—
Current portion of long-term debt	48	(188)	(140)
Long-term debt	13,881	(2,062)	11,819
Convertible short-term debt	—	(913)	(913)
Convertible long-term debt	—	(1,238)	(1,238)
Convertible short-term debt conversion obligation	—	(80)	(80)

Net adjustment	$17,229	$(7,736)	$9,493

(i)	Reflects the following adjustments to shareholders’ equity applicable to the Merger:

(In millions)
Elimination of pre-merger SanDisk equity balances	$(5,739)
Western Digital historical deferred debt financing fees and cost associated with Bridge Facility	(44)
Adjustment for Western Digital transaction costs	(62)
Value of Western Digital common shares to be delivered	2,360
Value of Western Digital replacement stock options and restricted stock units	189
Shares delivered upon conversion of Convertible Notes (See Note 4(h))	111

Total adjustment to shareholders’ equity	$(3,185)

Summary of Certain Balance Sheet Pro Forma Adjustments

The following provides a summary of balance sheet pro forma adjustments where multiple adjustments have impacted a single financial statement line item:

(In millions)
Capitalization of debt issuance costs on new debt (Note 4(d))	$41
Elimination of historical capitalized debt issuance costs (Note 4(e))	(4)

Net adjustment to other current assets	$37

Capitalization of debt issuance costs on new debt (Note 4(d))	$216
Elimination of historical capitalized debt issuance costs (Note 4(e))	(8)
Deferred tax adjustment (Note 4(f))	(368)

Net adjustment to other non-current assets	$(160)

SanDisk transaction costs and retention bonuses (Note 4(d))	$72
Elimination of historical accrued interest expense (Note 4(e))	(7)
Deferred revenue adjustment (Note 4(g))	(167)

Net adjustment to accrued expenses	$(102)

5. Notes to Unaudited Pro Forma Condensed Combined Statements of Income

The unaudited pro forma condensed consolidated statements of income for the year ended July 3, 2015 and for the six months ended January 1, 2016 and January 2, 2015 have not been adjusted for estimated non-recurring transaction costs yet to be incurred, retention bonuses, and other items that are expected to have a one-time impact on the pro forma combined net income in the twelve months following the Merger. These other items include the impact on post-merger cost of revenue of the purchase accounting adjustment to step up inventory to fair value (See Note 4(c)), and the impact on post-merger revenue of the purchase accounting adjustment to reflect deferred revenue at fair value (See Note 4(g)).

Pro Forma Adjustments

(a)	Represents adjustment to eliminate sales and cost of revenue from SanDisk to Western Digital during the year ended July 3, 2015 and the six months ended January 2, 2015. There were no sales between SanDisk and Western Digital during the six months ended January 1, 2016.

(b)	Represents adjustment to record incremental post-combination stock compensation expense related to SanDisk unvested restricted stock units and unvested stock options that were replaced with Western Digital awards.

	Pro Forma Fiscal Year Ended July 3, 2015			Pro Forma Six Months Ended January 1, 2016			Pro Forma Six Months Ended January 2, 2015
	Cost of Revenue	R&D	SG&A	Cost of Revenue	R&D	SG&A	Cost of Revenue	R&D	SG&A
	(In millions)
Reversal of SanDisk historical share-based compensation	$(18)	$(85)	$(74)	$(10)	$(44)	$(32)	$(8)	$(41)	$(41)
Post-combination replacement share-based compensation	22	105	91	10	44	32	11	54	53

Total incremental share-based compensation	$4	$20	$17	$—	$—	$—	$3	$13	$12

(c)	Represents adjustments to record incremental depreciation expense related to the fair value adjustment of PP&E and amortization expense related to identifiable intangible assets calculated on a straight-line basis.

The adjustment for the incremental depreciation expense associated with the fair value adjustment of PP&E is as follows:

	Pro Forma Fiscal Year Ended July 3, 2015	Pro Forma Six Months Ended January 1, 2016	Pro Forma Six Months Ended January 2, 2015
	(In millions)
Cost of Revenue	$103	$48	$55
R&D	31	15	16
SG&A	14	6	7

Total incremental depreciation expense	$148	$69	$78

The adjustment for the amortization of the identifiable intangible assets is as follows:

	Pro Forma Fiscal Year Ended July 3, 2015			Pro Forma Six Months Ended January 1, 2016			Pro Forma Six Months Ended January 2, 2015
	Cost of Revenue	R&D	SG&A	Cost of Revenue	R&D	SG&A	Cost of Revenue	R&D	SG&A
	(In millions)
Reversal of SanDisk historical intangible asset amortization	$(115)	$(21)	$(51)	$(58)	$(10)	$(26)	$(62)	$(10)	$(23)
Amortization of purchased identifiable assets	279	—	108	140	—	54	140	—	54

Total incremental intangible asset amortization expense	$164	$(21)	$57	$82	$(10)	$28	$78	$(10)	$31

The table below indicates the estimated fair value of each of the identifiable intangible assets and estimated useful life of each:

Intangible Asset	Approximate Fair Value (In millions)	Estimated Useful Life (in years)
Developed Technology	$1,815	6-7
IPR&D	2,425	N/A
Customer Relationships	810	5-10
Trade Name	1,710	N/A

Total	$6,760

IPR&D will be accounted for as an indefinite-lived intangible asset until the underlying projects are completed or abandoned. The SanDisk trade name will also be accounted for as an indefinite-lived intangible asset.

(d)	Represents adjustment to eliminate non-recurring transaction costs and retention bonuses incurred by SanDisk and Western Digital in the six months ended January 1, 2016. There were no non-recurring transaction costs or retention bonuses incurred by SanDisk or Western Digital during the year ended July 3, 2015 or the six months ended January 2, 2015.

Pro Forma Six Months Ended January 1, 2016
(In millions)
SanDisk transaction costs	$15
Western Digital transaction costs	27
Retention bonus expense	14

Total transaction cost expense	$56

(e)	To reverse interest expense and amortization of deferred debt issuance costs associated with debts repaid, and to record estimated interest expense, amortization of debt issuance costs and original issuance discount associated with the anticipated debt financing. Estimated interest expense on the Term Loan Facilities (other than the Euro Term Loan B Facility), Revolving Facility and Bridge Facility is based on the applicable one month or three month LIBOR rate as of February 1, 2016, which were 0.43% and 0.61%, respectively. Estimated interest expense on the Euro Term Loan B Facility is based on the contractual floor rate which was higher than the three month Euribor rate as of February 1, 2016.

	Pro Forma Fiscal Year Ended July 3, 2015	Pro Forma Six Months Ended January 1, 2016	Pro Forma Six Months Ended January 2, 2015
	(In millions)
Reversal of SanDisk historical interest expense and amortization of deferred debt issuance costs	$(116)	$(62)	$(57)
Reversal of Western Digital historical interest expense and amortization of deferred debt issuance costs	(49)	(25)	(25)
Interest expense on anticipated debt, inclusive of estimated debt issuance costs and original issue discount	954	473	480

Total additional interest expense	$789	$386	$398

A sensitivity analysis on interest expense for the year ended July 3, 2015 and for the six months ended January 1, 2016 and January 2, 2015 has been performed to assess the effect of a change of one-eighth of a percent (0.125 percent) in the base interest rate assumed for these preliminary pro forma purposes would have on the Financing Transactions.

The following table shows the change in interest expense for the debt financing:

Change in interest expense assuming	Pro Forma Fiscal Year Ended July 3, 2015	Pro Forma Six Months Ended January 1, 2016	Pro Forma Six Months Ended January 2, 2015
	(In millions)
Increase of 0.125%	$18	$9	$9
Decrease of 0.125%	(18)	(9)	(9)

(f)	To reverse the interest income related to marketable securities sold to fund a portion of the estimated purchase price, as described in Note 4(b):

	Pro Forma Fiscal Year Ended July 3, 2015	Pro Forma Six Months Ended January 1, 2016	Pro Forma Six Months Ended January 2, 2015
	(In millions)
Reversal of applicable portion of SanDisk historical interest income	$(40)	$(15)	$(22)

(g)	Adjustments to the pro forma combined provision for income taxes reflect estimated income tax rates applicable for each tax jurisdiction. The estimated income tax rates are based on the applicable enacted statutory tax rates for the periods referenced above and appropriately reflect certain basis differences that will not result in taxable or deductible amounts in future years when the related financial reporting asset or liability will be recovered or settled. These rates are estimates and do not take into account future income tax strategies that may be applied to the combined company.

Summary of Certain Statements of Income Pro Forma Adjustments

The following provides a summary of statements of income pro forma adjustments where multiple adjustments have impacted a single financial statement line item:

	Pro Forma Fiscal Year Ended July 3, 2015			Pro Forma Six Months Ended January 1, 2016			Pro Forma Six Months Ended January 2, 2015
	Cost of Revenue	R&D	SG&A	Cost of Revenue	R&D	SG&A	Cost of Revenue	R&D	SG&A
	(In millions)
Elimination of cost of revenue for SanDisk sales to Western Digital (Note 5(a))	$(10)	$—	$—	$—	$—	$—	$(7)	$—	$—
Incremental share-based compensation expense (Note 5(b))	4	20	17	—	—	—	3	13	12
Incremental depreciation expense (Note 5(c))	103	31	14	48	15	6	55	16	7
Additional intangible asset amortization expense (Note 5(c))	164	(21)	57	82	(10)	28	78	(10)	31
Transaction cost and retention bonus (Note 5(d))	—	—	—	—	—	(56)	—	—	—

Net adjustment	$261	$30	$88	$130	$5	$(22)	$129	$19	$50

6. Sensitivity Analyses on the Effect of Change in Management’s Assumptions

The following tables show the effects on the estimated purchase price and impacted balance sheet line items of changes in management’s assumptions that there will be no Closing Cash Shortfall. A separate table shows the sensitivity of the estimated purchase price and goodwill to changes in Western Digital’s stock price.

The following represents the effect of changes in the assumption with respect to the Closing Cash Shortfall:

	Closing Cash Shortfall of 10% (i.e., 90% of Target Available Cash)	Closing Cash Shortfall of 25% (i.e., 75% of Target Available Cash)
	(In millions)
Pro Forma Balance Sheet Data at January 1, 2016
Estimated Purchase Price	$16,030	$15,798
Goodwill	6,683	6,451
Cash	4,237	4,865
Shareholders’ equity	12,375	12,771

The following represents the effect of changes in the assumption with respect to Western Digital stock price as of closing:

	Stock Price	Estimated Purchase Price	Goodwill
Change in Stock Price	(In millions, except stock price)
Increase of 10%	$54.11	$16,420	$7,073
Decrease of 10%	44.27	15,948	6,601

GLOSSARY OF TERMS

“Bridge Facility” refers to the credit agreement providing for a $3 billion bridge facility into which Western Digital expects to enter concurrently with the closing of the Merger.

“Closing Cash Shortfall” refers to the amount by which the cash and cash equivalents, including short-term marketable securities, held by SanDisk or any of its subsidiaries available for use or that can be repatriated in the United States, in each case without the payment of withholding tax or U.S. income tax, on the closing date of the Merger is less than the Target Available Cash.

“Convertible Notes” refers to SanDisk’s 1.5% Convertible Senior Notes due 2017 together with SanDisk’s 0.5% Convertible Senior Notes due 2020.

“Credit Facilities” refers to the credit agreements into which Western Digital expects to enter concurrently with the closing of the Merger, including: (i) a credit agreement providing for approximately $9.8 billion in senior secured credit facilities consisting of the Term Loan A Facility, the Dollar Term Loan B Facility and the Euro Term Loan B Facility and the Revolving Facility and (ii) the Bridge Facility.

“Dollar Term Loan B Facility” refers to the $3.75 billion senior secured term loan B facility into which Western Digital expects to enter concurrently with the closing of the Merger.

“Effective Time” refers to the effective time of the Merger.

“Euro Term Loan B Facility” refers to the €885 million senior secured term loan B facility into which Western Digital expects to enter concurrently with the closing of the Merger.

“Financing Transactions” refers to (i) the planned issuance of $5.225 billion aggregate principal amount of Notes; (ii) the plan to put in place the Credit Facilities and our planned borrowing of $12.004 billion (net of estimated original issue discounts) under the Credit Facilities; (iii) the planned refinancing of Western Digital’s existing credit agreement, which was entered into in January 2014 and subsequently amended, and the Convertible Notes; and (iv) the planned repayment of the Bridge Facility shortly after the closing of the Merger.

“Merger” refers to the planned merger whereby, pursuant to the Merger Agreement, Schrader Acquisition Corporation, a direct wholly owned subsidiary of Western Digital Technologies, Inc., which is a wholly owned subsidiary of Western Digital, will merge with and into SanDisk, with SanDisk continuing as an indirect subsidiary of Western Digital.

“Merger Agreement” refers to the agreement and plan of merger by and among Western Digital, Schrader Acquisition Corporation, a direct wholly owned subsidiary of Western Digital Technologies, Inc., which is a wholly owned subsidiary of Western Digital, and SanDisk, dated October 21, 2015, as amended from time to time.

“Merger Consideration” refers to, pursuant to the terms of the Merger Agreement, each SanDisk shareholder’s right to receive, for each share of SanDisk common stock, 0.2387 shares of Western Digital common stock and $67.50 in cash upon the closing of the Merger.

“Notes” refers to the Secured Notes together with the Unsecured Notes.

“Revolving Facility” refers to the $1 billion revolving credit facility into which Western Digital expects to enter concurrently with the closing of the Merger.

“SanDisk” refers to SanDisk Corporation.

“Secured Notes” refers to Western Digital’s $1,875,000,000 aggregate principal amount of its 7.375% senior secured notes due 2023.

“Target Available Cash” means $4.049 billion, if the closing of the Merger occurs before June 30, 2016, or $4.139 billion, if the closing of the Merger occurs on or after June 30, 2016.

“Term Facilities” refers to the Term Loan A Facility together with the Term Loan B Facilities.

“Term Loan A Facility” refers to the $4.125 billion senior secured term loan A facility into which Western Digital expects to enter concurrently with the closing of the Merger.

“Term Loan B Facilities” refers to the Dollar Term Loan B Facility together with the Euro Term Loan B Facility.

“Unsecured Notes” refers to Western Digital’s $3,350,000,000 aggregate principal amount of its 10.500% senior unsecured notes due 2024.

“Western Digital” refers to Western Digital Corporation.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding Western Digital Corporation’s (“Western Digital”) proposed merger with SanDisk Corporation (“SanDisk”) (including financing of the proposed transaction and the benefits, results, effects and timing of a transaction), all statements regarding Western Digital’s (and Western Digital’s and SanDisk’s combined) expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, and statements containing the use of forward-looking words, such as “may,” “will,” “could,” “would,” “should,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast,” “approximate,” “intend,” “upside,” and the like, or the use of future tense. Statements contained herein concerning the business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, and product or services line growth of Western Digital (and the combined businesses of Western Digital and SanDisk), together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of Western Digital based upon currently available information. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions.

Such forward-looking statements are inherently uncertain, and shareholders and other potential investors must recognize that actual results may differ materially from Western Digital’s expectations as a result of a variety of factors, including, without limitation, those discussed below. These forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which Western Digital is unable to predict or control, that may cause actual results, performance or plans to differ materially from those expressed or implied by such forward-looking statements, including: volatility in global economic conditions; business conditions and growth in the storage ecosystem; pricing trends and fluctuations in average selling prices; the availability and cost of commodity materials and specialized product components; actions by competitors; unexpected advances in competing technologies; the development and introduction of products based on new technologies and expansion into new data storage markets; and other risks and uncertainties listed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including Western Digital’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Western Digital undertakes no obligation to update these forward-looking statements to reflect new information or events.

Risks and uncertainties related to the proposed merger include, but are not limited to, potential adverse reactions or changes to business relationships resulting from the announcement, pendency or completion of the merger, uncertainties as to the timing of the merger, the possibility that the closing conditions to the proposed merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary approval, adverse effects on Western Digital’s stock price resulting from the announcement or completion of the merger, competitive responses to the announcement or completion of the merger, costs and difficulties related to the integration of SanDisk’s businesses and operations with Western Digital’s businesses and operations, the inability to obtain, or delays in obtaining, cost savings and synergies from the merger, uncertainties as to whether the completion of the merger or any transaction will have the accretive effect on Western Digital’s earnings or cash flows that it expects, unexpected costs, liabilities, charges or expenses resulting from the merger, litigation relating to the merger, the inability to retain key personnel, and any changes in general economic and/or industry-specific conditions. In addition to the factors set forth above, other factors that may affect Western Digital’s or SanDisk’s plans, results or stock price are set forth in Western Digital’s and SanDisk’s respective filings with the SEC, including Western Digital’s and SanDisk’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and Western Digital’s most recent registration statement on Form S-4 referenced below. Many of these factors are beyond Western Digital’s and SanDisk’s control. Western Digital and SanDisk caution investors that any forward-looking statements made by Western Digital or SanDisk are not guarantees of future performance. Neither Western Digital nor SanDisk intend, or undertake any obligation, to publish revised forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

This presentation contains financial measures defined as non-GAAP by the SEC. We believe that certain non-GAAP financial measures, when presented in conjunction with comparable GAAP (Generally Accepted Accounting Principles) measures, are useful because that information is an appropriate measure for evaluating our operating performance. Non-GAAP information is used to evaluate business performance and management’s effectiveness. These measures should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Non-GAAP financial measures may not be calculated in the same manner by all companies and therefore may not be comparable.

Important Additional Information and Where to find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities. In connection with the proposed merger, Western Digital filed a registration statement on Form S-4 with the SEC on December 11, 2015, as amended by Amendment No. 1, dated January 27, 2016 and by Amendment No. 2, dated February 5, 2016, which was declared effective by the SEC on February 5, 2016, and Western Digital filed the definitive proxy statement/prospectus on February 5, 2016. Western Digital and SanDisk began to mail the definitive joint proxy statement/prospectus to their respective shareholders on February 5, 2016. This material is not a substitute for the joint proxy statement/prospectus or registration statement or for any other document that Western Digital or SanDisk may file with the SEC and send to Western Digital’s and/or SanDisk’s shareholders in connection with the proposed merger. INVESTORS AND SECURITY HOLDERS OF WESTERN DIGITAL AND SANDISK ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE JOINT PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders will be able to obtain copies of the joint proxy statement/prospectus as well as other filings containing information about Western Digital and SanDisk, without charge, at the SEC’s website, http://www.sec.gov. Copies of the documents filed with the SEC by Western Digital will be available free of charge on Western Digital’s website at http://www.wdc.com. Copies of the documents filed with the SEC by SanDisk will be available free of charge on SanDisk’s website at http://www.sandisk.com.